NEWS RELEASE

Industrial Services of America, Inc. reports third quarter 2008 results

--          Net income was a third quarter record $1.3 million ($0.36 per share)

--          Non-ferrous shipment volumes up 42%

--          Company reports 22nd consecutive profitable quarter

LOUISVILLE, Ky. (November 5, 2008) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets recyclable commodities and offers programs and equipment to help businesses manage wastes, today reported higher revenues and earnings for the third quarter and nine months ending September 30, 2008.

For the third quarter of fiscal 2008

--          Total revenues increased 61% to $28.8 million, compared with $17.9 million in the similar 2007 period.

--          Earnings before interest, taxes, depreciation and amortization (EBITDA) were $2.7 million, compared with EBITDA of $1.2 million for the 2007 quarter. (See attached reconciliation.)

--          Net income grew 234 percent to $1,280,115 (basic and diluted earnings of $0.36 per share), a third quarter record.  That compares with net income of $383,159 (basic and diluted earnings of $0.11 per share) in the third quarter of 2007.  Basic and diluted shares outstanding were 3,593,966 in the third quarter of 2008 and 3,640,899 in 2007.

--          Non-ferrous shipment volumes increased 42.2% over the third quarter of 2007, and ferrous shipment volumes rose 2.4% over the same period.

"Our third quarter results reflected a strong company operating performance that took place prior to the volatility in the commodities markets," said Brian Donaghy, ISA President and Chief Operating Officer.   "Revenue from product sales for the period increased by 76 percent over year-ago product sales revenue, driven by a 42.2% increase in non-ferrous shipment volumes, 2.4% more ferrous shipment volumes and higher year-over-year pricing."

 "Additionally," said Donaghy, "our management services division provided a solid contribution to ISA, with service revenue up by 13% over the year-ago quarter."

For the first nine months of fiscal 2008

--          Total revenues increased 62% to $89.4 million, compared with $55.4 million in the first half of 2007.

--          Earnings before interest, taxes, depreciation and amortization (EBITDA) were $8.6 million, compared with EBITDA of $4.9 million for the 2007 period. (See attached reconciliation.)

--          Net income increased 102 percent to $4,029,298 (basic and diluted earnings of $1.12 per share), compared with net income of $1,997,538 (basic and diluted earnings of $0.55 per share) in the first nine months of 2007.  Basic and diluted shares outstanding were 3,602,703 in 2008 and 3,640,899 in 2007.

--          Year-to-date non-ferrous shipment volumes increased 52.6% over the first nine months of 2007, and ferrous shipment volumes rose 12.2% over the same period.

Outlook

"While both lowering manufacturing activity and commodity prices retreating dramatically at the end of the third quarter and into the fourth quarter, we have successfully managed our business.  Our inventory quantities are extremely lean and we are looking forward to the opportunity that this market is presenting to us to build our inventories at attractive prices," said Harry Kletter, ISA Chairman.

As the company heads into the final months of fiscal 2008, Kletter said ISA is positioned well with a healthy balance sheet, ample credit facilities and the diversity of its management services operations. With the improved performance of Waste Equipment Sales & Service, the company has allocated additional sales staff to the division to boost equipment sales and rentals.

The Company's 2008 Form 10-Q filing is available for review at the Securities and Exchange Commission web site, http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, the company offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, loss of customers and fluctuations in the price of recycled materials. Further information on factors that could affect the Company's results is detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND SUPPLEMENTAL FINANCIAL INFORMATION FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007

Revenue from services	$ 4,875,379	$ 4,311,553
Revenue from product sales	23,962,449	13,617,257
Total Revenue	28,837,828	17,928,810

Cost of goods sold for services	4,578,407	3,841,742
Cost of goods sold for product sales	19,749,262	11,980,863
Reduction of cost of goods sold	-	(337,516)
Total Cost of goods sold	24,327,669	15,485,089

Selling, general and administrative expense	2,569,743	1,791,116

Income before other income (expense)	1,940,416	652,605

Other income (expense)
Interest expense	(76,628)	(91,096)
Interest income	19,060	30,238
Gain/(loss) on sale of assets	14,133	9,782
Other income	158,884	193
	115,449	(50,883)

Income before income taxes	2,055,865	601,722

Income tax provision	775,750	218,563

Net income	$ 1,280,115	$ 383,159

Basic earnings per share	$ .36	$ 0.11

Diluted earnings per share	$ .36	$ 0.11

Weighted shares outstanding:
Basic	3,593,966	3,640,899

Diluted	3,593,966	3,640,899

INDUSTRIAL SERVICES OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007

Revenue from services	$ 13,759,177	$ 11,804,056
Revenue from product sales	75,673,131	43,557,599
Total Revenue	89,432,308	55,361,655

Cost of goods sold for services	12,821,444	10,769,624
Cost of goods sold for product sales	62,110,231	36,909,805
Reduction of cost of goods sold	-	(480,060)
Total Cost of goods sold	74,931,675	47,199,369

Selling, general and administrative expense	7,861,160	4,804,324

Income before other income (expense)	6,639,473	3,357,962

Other income (expense)
Interest expense	(305,197)	(204,948)
Interest income	63,057	92,002
Gain/(loss) on sale of assets	30,614	(1,606)
Other income	287,550	22,551
	76,024	(92,001)

Income before income taxes	6,715,497	3,265,961

Income tax provision	2,686,199	1,268,423

Net income	$ 4,029,298	$ 1,997,538

Basic earnings per share	$ 1.12	$ 0.55

Diluted earnings per share	$ 1.12	$ 0.55

Weighted shares outstanding:
Basic	3,602,703	3,640,899

Diluted	3,602,703	3,640,899

INDUSTRIAL SERVICES OF AMERICA, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA (1):

	Three months ending Sept. 30,		Nine Months ending Sept. 30,
	2008	2007	2008	2007
Net Income	1,280,115	383,159	4,029,298	1,997,538
Interest expense	76,628	91,096	305,197	204,948
Income taxes	775,750	218,563	2,686,199	1,268,423
Depreciation	534,843	515,121	1,575,843	1,431,764
Amortization	-	-	-	-
EBITDA (1)	2,667,336	1,207,939	8,596,537	4,902,673

(1)   EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on company judgment.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville.  Harry Kletter or Alan Schroering, 502-366-3452;  hklet@isa-inc.com or aschroering@isa-inc.com. Website: http://www.isa-inc.com/